                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)
    (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                NATCO Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
         (5) Total fee paid:
         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         -----------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
         (3) Filing Party:

         -----------------------------------------------------------------------
         (4) Date Filed:

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

                               [NATCO GROUP LOGO]

                                NATCO GROUP INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 15, 2004

To the Stockholders of NATCO Group Inc.:

         The 2004 Annual Meeting of Stockholders of NATCO Group Inc., a Delaware corporation, will be held at the Sheraton Houston Brookhollow Hotel, 3000 North Loop West, Houston, Texas on the 15th day of June 2004 at 9:00 a.m., local time for the following purposes:

         (1)      To elect two Class III members to the Board of Directors;

         (2) To ratify the appointment of KPMG LLP as independent accountants for the year ending December 31, 2004;

         (3)      To approve the NATCO Group Inc. 2004 Stock Incentive Plan; and

         (4) To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

         The Board of Directors has fixed the close of business on April 23, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the meeting. Stockholders who execute proxies solicited by the Board of Directors of the company retain the right to revoke them at any time; unless so revoked, the shares of common stock represented by these proxies will be voted at the annual meeting in accordance with the directions given therein. IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE ON SUCH STOCKHOLDER'S PROXY, THE PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR NAMED IN THE ATTACHED PROXY STATEMENT, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY NAMED IN THE PROXY STATEMENT AND FOR THE APPROVAL OF THE 2004 STOCK INCENTIVE PLAN DESCRIBED IN THE PROXY STATEMENT. The list of stockholders of the company may be examined at the headquarters of the company beginning on June 4, 2004 or at the annual meeting.

         Further information regarding the annual meeting is set forth in the attached proxy statement.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

                                   By Order of the Board of Directors

                                   /s/ Katherine P. Ellis
                                   ----------------------------------
                                   Katherine P. Ellis
                                   Senior Vice President, Secretary &
                                      General Counsel

April 24, 2004

                               [NATCO GROUP LOGO]

                                NATCO GROUP INC.
                          2950 N. LOOP WEST, 7TH FLOOR
                              HOUSTON, TEXAS 77092

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

         The following information is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NATCO Group Inc. to be voted at the annual meeting of stockholders of the company, which will be held at the Sheraton Houston Brookhollow Hotel, 3000 North Loop West, Houston, Texas on the 15th day of June 2004, at 9:00 a.m. local time, for the following purposes:

         1.       To elect two Class III members to the Board of Directors;

         2. To ratify the appointment of KPMG LLP as independent accountants for the year ending December 31, 2004;

         3.       To approve the NATCO Group Inc. 2004 Stock Incentive Plan; and

         4. To consider and act upon all other business as may properly come before the meeting or any adjournment or postponement of the meeting.

         You may revoke your proxy at any time before it is exercised by: (1) sending a written statement revoking your proxy to the Corporate Secretary of the company; (2) submitting a properly signed proxy with a later date; or (3) voting in person at the annual meeting. If you return your signed proxy to us before the annual meeting, we will vote your shares as you direct. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AS SET FORTH UNDER "PROPOSAL 1:
ELECTION OF DIRECTORS," "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS AS SET FORTH UNDER "PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS" AND "FOR" THE APPROVAL OF A STOCK INCENTIVE PLAN, AS SET FORTH UNDER "PROPOSAL 3: APPROVAL OF THE 2004 STOCK INCENTIVE PLAN." If any other business is brought before the meeting, any unspecified proxies will be voted in accordance with the judgment of the persons voting those shares.

         The company will pay the cost of soliciting proxies pursuant to this proxy statement. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the company without additional compensation, by personal interview, telephone, telegram or other means of electronic communication. Arrangements also may be made with brokerage firms and other custodians, dealers, banks and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners. Upon request, the company will reimburse the brokers, custodians, dealers, banks, trustees or their nominees for their reasonable out-of-pocket expenses.

         NATCO Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003 is being mailed with this proxy statement to all stockholders entitled to vote at the annual meeting. This report does not constitute a part of the proxy soliciting material.

         This proxy statement and the enclosed form of proxy are being mailed to stockholders beginning on or about April 29, 2004.

                                TABLE OF CONTENTS

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS..............................................................................     3
    Required Votes...........................................................................................................     3
    Abstentions, Broker Non-votes and Withheld Authority.....................................................................     3
    Profit Sharing and Savings Plan Holdings.................................................................................     4
    Other Matters............................................................................................................     4
    Stockholder List.........................................................................................................     4
PROPOSALS....................................................................................................................     4
    Proposal 1: Election of Directors........................................................................................     4
    Proposal 2:  Ratification of Appointment of Auditors.....................................................................     5
    Proposal 3:  Approval of the 2004 Stock Incentive Plan...................................................................     5
INFORMATION CONCERNING THE BOARD OF DIRECTORS................................................................................     7
    Nominees for Class III Directors for Three-Year Terms to Expire in 2007..................................................     7
    Continuing Directors.....................................................................................................     7
    Determinations of Director Independence..................................................................................     8
    Committees and Board Meetings; Meeting Attendance........................................................................     8
    Compensation Committee Interlocks and Insider Participation..............................................................     9
    Selection of Nominees for the Board of Directors.........................................................................     9
    Code of Business Conduct and Ethics......................................................................................    11
    Executive Sessions of the Board of Directors and the Presiding Director..................................................    11
    Stockholder Communications; Reporting Concerns Regarding Accounting Matters..............................................    11
    Obtaining Copies of Governance Documents.................................................................................    11
    Audit Committee Report...................................................................................................    11
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS..................................................................    13
DIRECTOR AND EXECUTIVE COMPENSATION..........................................................................................    14
    Governance, Nominating and Compensation Committee Report Regarding Executive Compensation................................    14
    Director Compensation....................................................................................................    16
    Executive Officer Compensation...........................................................................................    16
       Option Grants During 2003.............................................................................................    18
       Fiscal Year-End 2003 Option Values....................................................................................    18
       Equity Compensation Plan Information At Fiscal Year-End...............................................................    19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................................................................    19
    Loans to Executive Officers..............................................................................................    19
    Certain Business Relationships...........................................................................................    20
    Employment, Termination and Change of Control Arrangements...............................................................    20
PERFORMANCE GRAPH............................................................................................................    21
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................................................................    22
ANNUAL REPORT ON FORM 10-K...................................................................................................    22
STOCKHOLDER PROPOSALS........................................................................................................    22

Appendix A - NATCO Group Inc. Audit Committee Charter........................................................................    A-1

Appendix B - NATCO Group Inc. 2004 Stock Incentive Plan......................................................................    B-1

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has established April 23, 2004 as the record date for stockholders who are entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. On April 23, 2004, there were 16,730,853 shares of common stock, par value $.01 per share, and 15,000 shares of Series B Convertible Preferred Stock, par value $.01 per share, issued and outstanding, which constituted the only outstanding voting securities of NATCO. Each share of common stock is entitled to one vote. Each share of Series B Convertible Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which the Series B Convertible Preferred Stock would convert if converted on the record date, April 23, 2003. If converted on the record date, Series B Convertible Preferred Stock would convert to an aggregate of 1,921,845 shares of common stock, which equates to 128.123 votes per preferred share. Except as noted below, the holders of shares of Series B Convertible Preferred Stock and holders of common stock shall vote together as one class ("Voting Stock") on all matters submitted to a vote of NATCO's stockholders.

         Pursuant to the company's restated certificate of incorporation, as amended, so long as more than 50% of the Series B Convertible Preferred Stock remains outstanding, the holders of the Series B Convertible Preferred Stock have the right, voting separately as a class with one vote per share, to elect or appoint one director at any annual or special meeting of stockholders or pursuant to written consent. If we were to default on dividend payments related to the Series B Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock would be entitled to elect a second director, voting separately as a class with one vote per share. The holders of the Series B Convertible Preferred Stock have elected Mr. Thomas R. Bates, Jr. to serve as a director of the company pursuant to this right.

QUORUM

         The presence, in person or by proxy, of the holders of a majority of all the outstanding shares of Voting Stock entitled to vote at the meeting is necessary to constitute a quorum at the annual meeting or any adjournment or postponement thereof. However, the absence of a quorum of the holders of common stock shall not affect the exercise by the holders of Series B Convertible Preferred Stock of any voting rights they may have as a separate class. Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the annual meeting.

REQUIRED VOTES

         A plurality of the shares of Voting Stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the election of directors (Proposal 1). Accordingly, the two nominees for election as directors at the annual meeting who receive the greatest number of votes cast for election by the holders of record of Voting Stock on April 23, 2004 shall be duly elected directors upon completion of the vote tabulation at the annual meeting. The affirmative vote of the holders of a majority of the shares of Voting Stock present in person or represented by proxy and entitled to vote at the annual meeting is required for ratification of the appointment of KPMG LLP as the company's independent auditor for the year ending December 31, 2004 (Proposal 2) and for approval of the company's 2004 Stock Incentive Plan (Proposal 3).

ABSTENTIONS, BROKER NON-VOTES AND WITHHELD AUTHORITY

         Abstentions will be included in determining the number of shares of Voting Stock present at the 2004 stockholders' meeting for the purpose of determining the presence of a quorum and thus, the number of shares entitled to vote at the meeting. Therefore, abstentions will have the same effect as a vote against a proposal, other than the election of directors.

         Also, proxies given by brokers will be included in determining the number of shares of the Voting Stock present at the 2004 stockholders' meeting for purposes of determining the presence of a quorum, regardless of whether a proxy given by a broker includes a broker non-vote on a matter. (A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instructions are given.) Under the rules of the New York Stock Exchange, if you hold your shares through a bank or broker, your broker is permitted to vote your shares on Proposals 1 and 2 being submitted for stockholder approval at the 2004 stockholders' meeting if the broker does not receive instructions from you.

Your broker is not permitted to vote on the NATCO Group Inc. 2004 Stock Incentive Plan (Proposal 3) unless you provide your broker with voting instructions. Therefore, if you do not instruct your broker on Proposal 3, this will have the same effect as a vote against the proposal.

         Where a stockholder withholds authority from his or her proxy to vote on a particular matter, the proxy may not vote such shares on such matter at the 2004 stockholders' meeting. The withholding of a proxy's authority will have no effect on the outcome of the vote on the election of directors (Proposal 1), since directors are elected by a plurality of the votes cast at the meeting. However, because the ratification of the selection of KPMG LLP as the company's independent accountants (Proposal 2) and approval of the NATCO Group Inc. 2004 Stock Incentive Plan (Proposal 3) require the affirmative vote of a majority of the shares of the Voting Stock represented at the meeting, the withholding of a proxy's authority to vote on Proposal 2 or Proposal 3 will have the same effect as a vote against such proposal.

PROFIT SHARING AND SAVINGS PLAN HOLDINGS

         Shares of the company's common stock held through the National Tank Company Profit Sharing and Savings Plan (the "NATCO 401(k) Plan") will be voted by the plan trustee, JPMorgan Chase, as directed by the participants in the plan. If a participant does not provide specific voting instructions, the shares held by the participant will not be voted by the plan trustee and will not be considered present for purposes of establishing a quorum.

OTHER MATTERS

         If any other matters are properly presented for consideration at the 2004 stockholders' meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this proxy statement, the company does not anticipate that any other matters would be raised at the 2004 stockholders' meeting.

STOCKHOLDER LIST

         A copy of the list of stockholders entitled to vote at the annual meeting will be available for inspection by qualified stockholders for proper purposes at our principal executive offices (2950 N. Loop West, Suite 700, Houston, Texas 77092) during normal business hours beginning on June 4, 2004 and at the annual meeting.

                                    PROPOSALS

PROPOSAL 1: ELECTION OF DIRECTORS

         Our bylaws provide that the Board of Directors will be composed of eight members. The board has seven members serving in three classes who are elected by holders of our Voting Stock, with two members in Class I, three members in Class II and two members in Class III. Class I, Class II and Class III directors are elected for terms of three years, currently expiring in 2005, 2006 and 2004, respectively. In addition, the holders of the Series B Convertible Preferred Stock, voting as a separate class, currently are entitled to elect one director at an annual or special meeting of stockholders or by written consent. This director shall continue in office until a successor has been elected by the holders of the Series B Convertible Preferred Stock or until less than 50% of such series remains outstanding.

         Nathaniel A. Gregory and Herbert S. Winokur, Jr. are nominated for re-election at the annual meeting to fill the two expiring Class III positions on the Board of Directors. If elected, they will hold office for three-year terms expiring at the annual meeting of stockholders in 2007, and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

         In accordance with the company's restated certificate of incorporation, as amended, and bylaws, the affirmative vote of a plurality of the votes cast by holders of Voting Stock entitled to vote in the election of directors at the annual meeting is required for the election of a nominee as director. Accordingly, although abstentions and broker non-votes are considered shares present at the meeting for the purpose of determining a quorum, they will have no effect on the election of directors.

         The Board of Directors has no reason to believe that the nominees for election as directors will not be candidates or will be unable to serve, but if for any reason either nominee is unavailable as a candidate or unable to serve when the election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of a substitute nominee selected by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "INFORMATION CONCERNING THE BOARD OF DIRECTORS - NOMINEES FOR CLASS III DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE IN 2007". PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS AUTHORITY TO VOTE IN THE ELECTION OF DIRECTORS IS WITHHELD.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

         The Audit Committee has appointed KPMG LLP, independent public accountants, to audit our consolidated financial statements for the year ending December 31, 2004. KPMG LLP has audited our consolidated financial statements since 1989. We are advised that no member of KPMG LLP has any direct or material indirect financial interest in NATCO or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Voting Stock present or represented by proxy and entitled to vote at the annual meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT. IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE ON SUCH STOCKHOLDER'S PROXY, PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED.

         In the event the appointment is not ratified, the Audit Committee will reconsider the appointment of KPMG LLP and may retain that firm or other independent auditors without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interest of the company and its stockholders. Representatives of KPMG LLP are expected to be present at the annual meeting and will be offered the opportunity to make a statement if they desire to do so. The representatives of KPMG LLP also will be available to answer questions and discuss matters pertaining to the Independent Auditors' Report contained in the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003.

PROPOSAL 3: APPROVAL OF THE 2004 STOCK INCENTIVE PLAN

         The Board of Directors has adopted the 2004 Stock Incentive Plan (the "2004 Plan"), subject to stockholder approval. If approved by stockholders, the 2004 Plan will be effective as of April 6, 2004, and options under the new plan will be granted thereafter while the plan is in effect. As of April 6, 2004, the company had approximately 1,600 employees, directors and consultants who would be eligible to participate in the 2004 Plan.

         The 2004 Plan will provide a means for us to attract able persons as directors, employees or consultants of the company and to retain individuals who provide a present or potential contribution to us. We believe that stock ownership through the 2004 Plan should strengthen the concern of these individuals for the welfare of the company and provide additional incentive and reward opportunities to these individuals to enhance the profitable growth of the company.

         The 2004 Plan shall be administered by the Governance, Nominating and Compensation, or GNC, Committee of the Board of Directors. The GNC Committee shall have the authority, in its discretion and subject to the express provisions of the 2004 Plan, to determine which employees, consultants or directors shall receive an award, the time or times when such awards shall be made, the type of award that shall be made, the number of shares to be subject to each option or restricted stock award, the number of shares subject to or the value of each performance award and the value of each phantom stock award. In making these determinations, the committee shall take into account the nature of services rendered by the employee, consultant or director, their present and potential contribution to the company's success and such other factors as the committee in its discretion shall deem relevant, including competitive market data on compensation. In addition, the GNC Committee shall have powers as delegated to it by the 2004 Plan, including to: (a) construe the 2004 Plan and the related agreements; (b) prescribe rules and regulations related to the 2004 Plan; (c) determine the terms, restrictions and provisions of the agreement related to each award; and (d) make all other determinations necessary or advisable for administering the plan. The GNC Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2004 Plan or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect.

         The 2004 Plan provides for the issuance of up to an aggregate of 600,000 shares of common stock through stock option grants, incentive stock option grants, restricted stock awards, performance awards and phantom stock awards. Awards to employees, consultants or directors may be in the form of: (a) options to purchase a specified number of shares of common stock at a specified price, which may be either incentive stock options intended to comply with section 424 of the Internal Revenue Code, or nonqualified stock options that do not comply with section 424; (b) restricted stock awards, whereby common stock is reserved for an individual for a specified vesting period until certain forfeiture requirements are met, which may include one or more of the following:
(1) attainment of one or more performance measures; (2) continued employment with the company for a specified period of time; or (3) occurrence of any event or satisfaction of any other condition specified by the GNC Committee; (c) performance awards, whereby an award of a specified number of shares of common stock may be granted based upon the attainment of certain performance criteria, which may relate to one or more of the following: (1) the price of the company's common stock; (2) the company's earnings per share; (3) the company's market share; (4) the market share of a business unit of the company as designated by the GNC Committee; (5) the company's sales; (6) a business unit's sales; (7) net income (before or after taxes) of the company; (8) cash flow return on investment of the company or a specified business unit; (9) earnings before or after interest, taxes, depreciation and/or amortization of the company or a business unit as designated; (10) the economic value added; (11) return on stockholders' equity achieved by the company; or (12) total stockholders' return achieved by the company; and (d) phantom stock awards, which are rights to receive shares of common stock or an amount equal to any appreciation or increase in the fair market value of common stock over a specified period, which vest over a period of time as established by the GNC Committee, without satisfaction of any performance criteria or objectives. Any awards made pursuant to these arrangements will be governed by an agreement between the individual and the company, and shall incorporate terms and provisions deemed appropriate by the GNC Committee. The terms and provisions of these agreements need not be identical.

         The maximum number of shares of common stock that may be subject to options, restricted stock awards and performance awards denominated in shares of common stock granted to any one individual during any calendar year may not exceed 100,000, and the maximum amount of compensation that may be paid under all performance awards denominated in cash (including the fair market value of any shares of common stock paid in satisfaction of such performance awards) granted to one individual during any calendar year may not exceed $1,000,000. Any payment due with respect to a performance award shall be paid no later than 10 years after the date of grant of such performance award. Compensation generated under the plan will constitute "performance-based" compensation for purposes of section 162(m) of the Internal Revenue Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) and applicable interpretive authority, and shares subject to options that are canceled or repriced.

         The 2004 Plan provides that, if any of several specified corporate changes should occur, the GNC Committee may, in its discretion: (1) accelerate the vesting of outstanding options; (2) require the surrender of outstanding options in exchange for a cash payment based on a formula specified in the plan; or (3) make adjustments to outstanding options to reflect the corporate change. In addition, the committee may provide that any forfeiture restrictions with respect to restricted stock awards shall lapse upon the occurrence of a corporate change. For these purposes, the specified corporate changes are: (a) a merger or consolidation in which the company shall not be the surviving entity (or survives only as a subsidiary of an entity); (b) a sale, lease or exchange of all or substantially all of the company's assets; (c) the adoption by the company's stockholders of a plan of liquidation and dissolution; (d) the acquisition by a person or group of beneficial ownership of more than 50% of the company's outstanding capital stock (measured by voting power); or (e) an election contest in which individuals who were, prior to the election, directors of the company cease to constitute a majority of the company's Board.

         Although this discussion summarizes the principal terms of the 2004 Plan, it does not purport to be complete and is qualified in its entirety by reference to the 2004 Plan attached as Appendix B to this proxy statement.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2004 STOCK INCENTIVE PLAN. IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE ON SUCH STOCKHOLDER'S PROXY, PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

NOMINEES FOR CLASS III DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE IN 2007

         The following sets forth information concerning the nominees for election as directors at the annual meeting, including each nominee's age as of March 31, 2004, position with the company, and business experience during the past five years.

         Nathaniel A. Gregory, 55. Chairman of the Board and Chief Executive Officer since April 1993. Prior to joining NATCO, Mr. Gregory held a number of positions in the engineering and construction industry and in investment banking. Mr. Gregory's current term as a director of the company expires at the 2004 annual meeting.

         Herbert S. Winokur, Jr., 60. Director since 1989. Mr. Winokur is Chairman and Chief Executive Officer of Capricorn Holdings, Inc. (a private investment company), and Managing General Partner of Capricorn Investors II, L.P. and Capricorn Investors III, L.P., private investment partnerships concentrating on investments in restructure situations, organized by Mr. Winokur in 1994 and 1999, respectively. He is also a Managing Member of Capricorn Holdings, LLC and Capricorn Holdings III, LLC (which are General Partners of Capricorn Investors II, L.P. and Capricorn Investors III, L.P., respectively). Prior to his current appointment, Mr. Winokur was Senior Executive Vice President and director of Penn Central Corporation. Mr. Winokur is also a director of Mrs. Fields' Companies, Inc., CCC Information Services Group, Inc. and Holland Series Fund, Inc. Mr. Winokur's current term as a director of the company expires at the 2004 annual meeting.

CONTINUING DIRECTORS

         The following sets forth information concerning the Class I and Class II directors of the company whose present terms of office will expire at the 2005 and 2006 annual meetings of stockholders, respectively, and the director elected by the holder of the Series B Convertible Preferred Stock.

Class I Directors

         John U. Clarke, 51. Director since February 2000, Chairman of the GNC Committee since December 2002. Since May 2001, Mr. Clarke has been President of Concept Capital Group, a financial and strategic advisory firm originally founded by Mr. Clarke in 1995. Immediately prior to reestablishing the firm, Mr. Clarke was a Managing Director of SCF Partners, a private equity investment firm. From 1999 to June 2000, Mr. Clarke was Executive Vice President of Dynegy, Inc. where he was also an Advisory Director and member of the Office of the Chairman. Mr. Clarke joined Dynegy in April 1997 as Senior Vice President and Chief Financial Officer. Prior to joining Dynegy, Mr. Clarke was a managing director of Simmons & Company International. From 1995 to 1997, he served as president of Concept Capital Group. Mr. Clarke was Executive Vice President and Chief Financial and Administrative Officer with Cabot Oil and Gas from 1993 to 1995. He was with Transco Energy from 1981 to 1993, last serving as Senior Vice President and Chief Financial Officer. Mr. Clarke is a director, member of the audit committee and chairman of the human resources committee of Harvest Natural Resources, a publicly traded international oil and gas company, and a director and chairman of the audit committee of The Houston Exploration Company, a publicly traded domestic oil and gas exploration and production company. He also is chairman and director of FuelQuest.com, a market service provider to petroleum marketers.

         Patrick M. McCarthy, 59. Director since February 1998 and President since December 1997. Mr. McCarthy served as Executive Vice President of NATCO, with marketing and operations responsibilities, from November 1996 to December 1997 and as Senior Vice President--Marketing from June 1994 to November 1996. Prior to joining us in June 1994, Mr. McCarthy was Vice President--Worldwide Oil and Gas at ABB Lummus Crest, an engineering and construction company.

Class II Directors

         Keith K. Allan, 64. Chairman of the Audit Committee and Director since February 1998. Mr. Allan was a director of NATCO (U.K.) Ltd. from October 1996 to January 1998. From February 1993 to August 1996, he was Technical Director in the North Sea for Shell U.K. Exploration and Production. From 1965 to February 1993, he served in a number of positions for Royal Dutch/Shell Group.

         George K. Hickox, Jr., 45. Director since November 1998. Mr. Hickox has served as Chairman and Chief Executive Officer of The Wiser Oil Company, a publicly traded, independent oil and gas exploration and production company, since May 2000, and as a general partner of Heller Hickox & Co., a partnership specializing in energy investments, since September 1991. Mr. Hickox also served as a director of The Cynara Company prior to its acquisition by NATCO in November 1998. He presently serves as an officer and director of several privately held companies.

Director Elected by Holders of Series B Convertible Preferred Stock

         Thomas R. Bates, Jr., 54. Director since March 2003. Managing Director of Lime Rock Partners, Houston, Texas, a partnership that invests in growth capital equity for oilfield service companies, since October 2001. Mr. Bates previously served as Senior Vice President, then President, of the Discovery Group of Baker Hughes, Inc. (June 1998 to January 2000), as CEO and President of Weatherford Enterra, Inc. (June 1997 to May 1998) and as President of the Anadrill Division of Schlumberger Ltd. (March 1992 to May 1997). Mr. Bates currently serves as the chairman and a member of the executive committee of Rotary Steerable Tools (BVI), Inc. (a manufacturer of drilling tools) and a director and member of the compensation committee of NQL Drilling Tools, Inc. (a manufacturer of drilling tools and provider of oilfield fishing services).

DETERMINATIONS OF DIRECTOR INDEPENDENCE

         Under rules adopted by the New York Stock Exchange, or NYSE, no Board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the company. The Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director's relationship with the company, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. In its determination of independence, the Board of Directors reviewed and considered all relationships and transactions between each director, his family members or any business, charity or other entity in which the director has an interest on the one hand, and the company, its affiliates or the company's senior management has an interest on the other. As a result of this review, the Board of Directors affirmatively determined that Mr. Allan, Mr. Bates, Mr. Clarke and Mr. Hickox are independent from the company and its management. Mr. Gregory and Mr. McCarthy are members of the company's senior management, and are not independent. The Board of Directors considered that Mr. Winokur could be determined to be independent, but based on an understanding that the NYSE typically treats people holding more than 25% of the common stock as not independent for purposes of serving on the audit or compensation committee and for purposes of determining a majority of independent directors and other considerations, the Board determined to treat him as if he is not independent. Accordingly, Mr. Winokur will step down from the GNC Committee immediately prior to the annual meeting of stockholders.

COMMITTEES AND BOARD MEETINGS; MEETING ATTENDANCE

         The Board of Directors has established three standing committees: the Executive Committee, the Audit Committee and the Governance, Nominating and Compensation, or GNC, Committee. During 2003, the full Board of Directors held four meetings, the Audit Committee held eight meetings and the GNC Committee held eight meetings. The Executive Committee did not hold any meetings during 2003. Each director attended all of the meetings of the Board and of the Committees of the Board on which he served. The Board does not have a policy on Board member attendance at the annual meeting of stockholders. Three of our directors attended the 2003 annual meeting of stockholders.

         The members of our Executive Committee are Mr. Gregory (Chairman), Mr. Allan and Mr. Clarke. The Executive Committee, which is chaired by Mr. Gregory, is authorized to exercise the powers of the Board during the intervals between the Board meetings.

         The members of our Audit Committee are Mr. Allan (Chairman), Mr. Clarke and Mr. Hickox. All three members are "independent" and qualified to serve on the Audit Committee under the standards of the NYSE and applicable securities laws and regulations. In addition, the Board of Directors has determined that Mr. Clarke is an "audit committee financial expert" as defined in applicable federal securities laws and regulations. The revised charter of the Audit Committee, which was adopted by the Board in May 2003, contains a detailed description of the Audit Committee's duties and responsibilities. Under the revised charter, the Audit Committee has been appointed by the Board to assist in overseeing (1) the integrity of the company's financial statements, (2) the company's compliance with legal and regulatory requirements, (3) the independent auditor's independence, qualifications and performance, and (4) the performance of the company's internal audit function. The Audit Committee also has direct responsibility for the appointment, compensation and retention of the company's independent auditors.

         The GNC Committee serves as the company's standing nominating committee and standing compensation committee. Its members are Mr. Clarke (Chairman), Mr. Winokur and Mr. Bates, each a non-employee director. Mr. Clarke and Mr. Bates have been determined by the Board to be "independent" and qualified to serve on the GNC Committee under NYSE standards and applicable securities laws and regulations. Although Mr. Winokur could have been determined to be independent, due to the Board's understanding of NYSE guidelines regarding significant stock ownership and other considerations, Mr. Winokur will step down as a member of the GNC Committee immediately prior to the annual meeting of stockholders. The GNC Committee adopted a written charter on May 30, 2003, which was amended to conform to changes in NYSE standards on December 2, 2003.

         The GNC Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to governance, nomination of directors and executive compensation. In fulfilling its governance and nominating role, the committee assists the Board in identifying individuals qualified to become Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the company's corporate governance guidelines. In fulfilling its compensation role, the committee assists the Board in assuring that the senior executives of the company and its subsidiaries are compensated effectively, in a manner consistent with the stated compensation strategy of the company, internal equity considerations, competitive practice and the requirements of applicable law, regulations and rules of applicable regulatory bodies.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to May 2003, the GNC Committee consisted of Howard I. Bull, Mr. Clarke and Mr. Winokur, each a non-management director. Mr. Bull died in May 2003, and Mr. Bates was appointed to the GNC Committee following the 2003 annual meeting of stockholders. Mr. Bates also is a non-management director. There were no GNC Committee interlock relationships or insider participation in compensation arrangements for the year ended December 31, 2003. See "Certain Relationships and Related Transactions", for information regarding certain transactions between the company and Mr. Winokur or his affiliates.

SELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS

         The GNC Committee assists the Board in identifying individuals qualified to become Board members and selecting, or recommending that the Board select, such individuals as the director nominees for election at the annual meetings of stockholders or for appointments to fill vacancies. In evaluating the suitability of potential directors, the GNC Committee takes into account many factors, including general understanding of marketing, finance or other elements relevant to the success of a publicly traded company in today's business environment, understanding of the company's business on an operational level, education and professional background and availability and willingness to devote time to Board duties. The GNC Committee also evaluates each individual in the context of the Board as a whole, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound business judgment using its diversity of experience in these various areas.

         In the event that the GNC Committee or the Board identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the GNC Committee will initiate a search process and keep the Board apprised of progress. The GNC Committee may seek input from members of the Board, the Chief Executive Officer and other management and, if necessary, retain a search firm. In addition, as a matter of policy, the GNC Committee will consider candidates for Board membership properly recommended by stockholders. The initial candidate or candidates, including anyone recommended by a stockholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board will then be reviewed and evaluated by the GNC Committee; the evaluation process for candidates recommended by stockholders is not different from candidates recommended by any other source.

         To be considered by the GNC Committee a stockholder recommendation for a nominee must be made by written notice to the Chairman of the committee and the Corporate Secretary of the company, containing, at a minimum, the name, appropriate biographical information and qualification of the nominee. In considering stockholder recommendations for nominees, the GNC Committee may request additional information concerning the nominee or the applicable stockholder or stockholders. The bylaws of the company permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Board. To nominate a director using this process, and the stockholder must follow certain procedures required by the bylaws that are described under "Stockholder Proposals" below.

         Candidates nominated for election or re-election to the Board of Directors should possess the following qualifications:

         -        personal characteristics:

                      - highest personal and professional ethics, integrity and values;

                      -    an inquiring and independent mind; and

                      -    practical wisdom and mature judgment;

         - broad training and experience at the policy-making level in business, government, education or technology;

         - expertise that is useful to the company and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained;

         - willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;

         - commitment to serve on the Board over a period of several years to develop knowledge about the company's principal operations;

         - willingness to represent the best interests of all stockholders and objectively appraise management performance; and

         - involvement only in activities or interests that do not create a conflict with the director's responsibilities to the company and its stockholders.

         The GNC Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary. Diversity in personal background for the Board as a whole may be taken into account in considering individual candidates.

         In 2003, the company did not pay any third party to identify or to assist in the evaluation of any candidate for election to the Board. The company did not receive any stockholder recommendations or nominations for the Board for election at the annual meeting, except the nominations made by the Board that includes members who are stockholders. All of the nominees for election at the annual meeting are current members of the Board.

CODE OF BUSINESS CONDUCT AND ETHICS

         The Board of Directors has adopted the NATCO Group Inc. Business Ethics Policies, which meet the requirements of a code of ethics under applicable federal securities laws and regulations and NYSE listing standards. Changes in and waivers to the Business Ethics Policies for the company's directors, executive officers and certain senior financial officers will be posted promptly on the company's website and maintained for at least twelve months.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS AND THE PRESIDING DIRECTOR

         At each regularly scheduled Board meeting, the company's non-management directors hold executive sessions at which the company's management is not in attendance. The presiding director at these sessions is the GNC Committee chairman.

STOCKHOLDER COMMUNICATIONS; REPORTING CONCERNS REGARDING ACCOUNTING MATTERS

         Stockholders and other interested parties may communicate directly with the company's Board, non-management directors or presiding director by sending a written communication appropriately addressed in care of the company's Corporate Secretary at the address indicated on the first page of this proxy statement.

         The Audit Committee has adopted the following policy so that anyone who has a concern about the company's conduct, accounting, internal accounting controls or auditing matters may communicate that concern directly to the company's management, the Board of Directors, the non-employee directors or to the Audit Committee.

         Anyone who has a concern about the company's conduct, accounting, internal accounting controls or auditing matters, may communicate that concern directly to the company's management, Board of Directors, non-employee directors or Audit Committee. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing or reported by phone to special addresses or a toll-free phone number that will be published on NATCO's website, www.natcogroup.com/investorrelations/corporategovernance.

         All such concerns will be forwarded to the appropriate directors for their review, and all concerns related to audit or accounting matters will be forwarded to the Audit Committee. All reported concerns will be simultaneously reviewed and addressed by the company's General Counsel, or her designee. The status of all outstanding concerns addressed to the company's management, Board, non-employee directors or Audit Committee will be reported to the Board on a quarterly basis. The Board may direct special treatment, including the retention of the outside advisors or counsel, for any concern addressed to them. The company's Business Ethics Policies prohibit any retaliatory action against any employee for raising legitimate concerns or questions regarding these matters, or any suspected violation of law, regulations or the Business Ethics Policies.

OBTAINING COPIES OF GOVERNANCE DOCUMENTS

         The current Audit Committee charter is attached to this proxy statement as Appendix A. The charters of the Audit and GNC Committees, and the company's corporate governance guidelines, business ethics policies and other governance materials are available on the Investor Relations/Corporate Governance section of the company's website at www.natcogroup.com. Additionally, any stockholder who so requests may obtain printed copies of such documents from the company's Corporate Secretary at the address indicated on the first page of this proxy statement.

AUDIT COMMITTEE REPORT

         The Audit Committee operates under a revised charter that was adopted by the Board of Directors on May 30, 2003, superceding the charter adopted in May 2000. The Audit Committee met eight times during 2003 with the company's financial management and our independent certified public accountants, KPMG LLP, as part of its role in providing oversight to the financial reporting process and internal control structure. From time to time at the

Audit Committee's request, KPMG LLP met with the Audit Committee, without NATCO management representatives present, to discuss the results of their examinations and quality of reporting.

         In performing its oversight function, the Audit Committee has reviewed and discussed with the company's management and independent public accountants the audited financial statements for the year ended December 31, 2003 and unaudited quarterly operating results prior to their issuance. In addition, the Audit Committee discussed with KPMG LLP matters required by Statement on Auditing Standards No. 61. The Audit Committee also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and discussed with KPMG LLP their independence. The Audit Committee also reviewed and discussed with our management and with KPMG LLP such other matters and received such assurances from these parties that they deemed appropriate. Based on the foregoing review and discussions, the Audit Committee recommended to our Board of Directors the inclusion of our audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

         The Audit Committee has adopted a policy to pre-approve all audit and non-audit services of the company's independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chairman authority to pre-approve engagements of our independent auditor or other accountants to perform audit or non-audit services in amounts of up to $100,000 per engagement, subject to his subsequently reporting to the committee as to any engagement he approves. The independent public accountants and auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent public accountants and auditors in accordance with this pre-approval, and the fees for the services performed to date. None of the services provided by the independent public accountants and auditors under the categories Audit-Related, Tax Services and All Other Fees, below, were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in Rule 2-01(c) of Regulation S-X.

         The Audit Committee also considered whether the provision of the non-audit services listed below is compatible with maintaining the independence of KPMG LLP. The Audit Committee determined that such services were compatible with KPMG LLP's independence.

         Audit Fees. We paid audit fees paid to KPMG LLP totaling $543,547 and $433,945 for the years ended December 31, 2003 and 2002, respectively, for professional services rendered for the audit of our annual financial statements.

         Audit-Related Fees. We paid audit-related fees to KPMG, LLP totaling $47,521 and $23,000 for the years ended December 31, 2003 and 2002, respectively, related primarily to the audit of financial statements of an employee benefit plan.

         Tax Services Fees. We paid tax services fees to KPMG, LLP totaling $72,587 and $30,523 for the years ended December 31, 2003 and 2002. The fees paid related primarily to tax compliance and consultation related to tax issues in the U.S., Canada and the U.K.

         All Other Fees. We paid other fees to KPMG LLP totaling $2,750 and $2,750 for the years ended December 31, 2003 and 2002, respectively, related to the preparation of an information return associated with an employee benefit plan.

The Audit Committee:

         Keith K. Allan (Chairman)
         John U. Clarke
         George K. Hickox, Jr.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of our common stock, (ii) each director,
(iii) each of the Named Executive Officers (as defined in "Director and Executive Officer Compensation - Executive Compensation" below) and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person. The information is as of April 15, 2004 with respect to directors, officers and Capricorn Investors II, LP, and as of the date of the most recent 13G filing of the applicable person, with respect to other persons named.

                                                                                  NUMBER OF SHARES        PERCENTAGE OF
                                                                                   OF COMMON STOCK         COMMON STOCK
         BENEFICIAL OWNER (1)                              ADDRESS               BENEFICIALLY OWNED     BENEFICIALLY OWNED
         ----------------                                  -------               ------------------     ------------------
Bricoleur Capital Management, LLC (2)          12230 El Camino Real, Suite            1,016,557                  6%
                                               1000 San Diego, California 92130
Capricorn Investors II, LP (3)                 30 East Elm Street                     3,101,355                 19%
                                               Greenwich, Connecticut 06830
Lime Rock Partners II, LP (2)(4)               518 Riverside Avenue                   2,170,645                 12%
                                               Westport, Connecticut 06880
Royce & Associates (2)                         1414 Avenue of the Americas            1,195,900                  8%
                                               New York, NY  10019
Heartland Advisors, Inc. and William J.        789 North Water Street                 1,621,000                 10%
  Nasgovitz (2)(5)                             Milwaukee, WI 53202

Nathaniel A. Gregory (6)                       2950 N. Loop West, Suite 700           4,446,837                 27%
                                               Houston, Texas 77092
Patrick M. McCarthy                            2950 N. Loop West, Suite 700             249,026                  2%
                                               Houston, Texas 77092
Robert A. Curcio                               2950 N. Loop West, Suite 700              86,593                  *
                                               Houston, Texas 77092
Richard W. FitzGerald                          2950 N. Loop West, Suite 700              16,667                  *
                                               Houston, Texas 77092
Peter G. Michaluk                              2950 N. Loop West, Suite 700              60,676                  *
                                               Houston, Texas 77092
C. Frank Smith                                 2950 N. Loop West, Suite 700              89,128                  *
                                               Houston, Texas 77092
Keith K. Allan (8)                             2950 N. Loop West, Suite 700              18,334                  *
                                               Houston, Texas 77092
Thomas R. Bates, Jr. (7)                       10375 Richmond Ave., Suite 225             2,500                  *
                                               Houston, Texas 77042
John U. Clarke (8)                             2950 N. Loop West, Suite 700              23,802                  *
                                               Houston, Texas 77092
George K. Hickox, Jr. (8)                      2950 N. Loop West, Suite 700             221,622                  1%
                                               Houston, Texas 77092
Herbert S. Winokur, Jr. (3)                    30 East Elm Street,                    4,963,734                 31%
                                               Greenwich, Connecticut 06830
All Directors and Executive Officers as a                                             7,361,948                 39%
Group (17 persons)

----------------------

* Indicates beneficial ownership of less than one percent of outstanding common stock.

(1) Shares are considered "beneficially owned," for purposes of this table, if the person directly or indirectly has sole or shared voting and/or investment power with respect to such shares, and/or if a person has the right to acquire shares within 60 days of April 15, 2004. Shares that are indicated as beneficially owned in the table above which meet this 60-day criteria include: (1) Mr. Allan, 15,834; (2) Capricorn Investors II,

         L.P., 11,834; (3) Mr. Clarke, 11,302; (4) Mr. Curcio, 84,593; (5) Mr.
         Gregory, 329,573; (6) Mr. Hickox, 9,167; (7) Lime Rock Partners II, LP, 2,170,645; (8) Mr. McCarthy, 104,817; (9) Mr. Michaluk, 60,676; (10)
         Mr. Smith, 79,984; (11) Mr. FitzGerald, 16,667; and (12) all directors and executive officers as a group, 951,381.

(2) As reported in the most recent Schedule 13G of such person filed with the Securities and Exchange Commission.

(3) Of the shares indicated as being beneficially owned by Mr. Winokur, 3,098,855 of the shares are owned directly by Capricorn Investors II, LP. Mr. Winokur is the Manager of Capricorn Holdings LLC, which in turn serves as the general partner of Capricorn Investors II. As such Mr. Winokur may be deemed to have dispositive and voting power over the shares owned by Capricorn Investors II. In addition, 2,500 are unvested, restricted shares granted to Mr. Winokur, the beneficial interest in which is held by Capricorn Investors II. The shares may not be transferred prior to their restrictions lapsing, but Mr. Winokur has the right to vote such restricted shares prior to that time. Mr. Winokur has sole voting and sole dispositive power with respect to the remaining 1,862,379 shares.

(4) Lime Rock Partners II, LP holds 15,000 shares of our Series B Convertible Preferred Stock, representing 100% of the issued and outstanding shares of such series, which would be convertible to 1,921,845 shares of our common stock if converted at April 15, 2004. In addition, Lime Rock Partners II, LP holds immediately exercisable warrants to purchase 248,800 shares of our common stock.

(5) Heartland Advisors, Inc. and William J. Nasgovitz in its capacity as investment adviser to its clients holding shares of NATCO common stock, has shared voting power with respect to 1,422,500 of the 1,621,000 shares it beneficially owns and shares investment power with respect to all of such shares.

(6) Of the shares indicated as being beneficially owned by Mr. Gregory, 3,098,855 are owned directly by Capricorn Investors II, L.P. Mr. Gregory is a member of Capricorn Holdings LLC, which serves as general partner in Capricorn Investors II. Mr. Gregory disclaims beneficial ownership of such shares exceeding his pecuniary interest.

(7) Includes 2,500 unvested, restricted shares granted to Mr. Bates, the beneficial interest in which is held by Lime Rock Management, LP. Mr. Bates is a managing director of Lime Rock Management. The shares may not be transferred prior to their restrictions lapsing, but Mr. Bates has the right to vote such restricted shares prior to that time. Excludes 2,500 shares beneficially owned directly by Lime Rock Management, LP as to which Mr. Bates does not have voting or investment power. Also excludes 2,170,645 shares beneficially owned directly by Lime Rock Partners II, LP. Mr. Bates has an economic interest in such shares through the general partner of Lime Rock Partners II, LP, and is a member of a six-member investment committee that advises the persons who have voting and investment power with respect to the shares owned by Lime Rock. Mr. Bates disclaims beneficial ownership of the shares owned by Lime Rock Management, LP and Lime Rock Partners II, LP.

(8) Includes 2,500 unvested, restricted shares granted to the named non-employee director over which such director has the right to exercise voting power.

                       DIRECTOR AND EXECUTIVE COMPENSATION

  GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE REPORT REGARDING EXECUTIVE
                                  COMPENSATION

         The GNC Committee of the Board of Directors is responsible for developing executive compensation policies that support NATCO's strategic business objectives and values. The GNC Committee has oversight responsibility in establishing compensation levels for executive officers, setting guidelines for company-wide compensation and employee benefit policies and administering our bonus plans and stock incentive plans. NATCO's objectives in compensation for executive officers and key employees are to attract and retain talented and experienced people who will contribute to the long-term success of NATCO, to inspire executive officers to work as a team to pursue our goals and to align executive officers' interests to those of NATCO, by providing for bonuses tied to company performance, and to stockholders, by providing stock options and restricted stock awards as a portion of compensation. The GNC Committee monitors general industry conditions, changes in regulations and tax laws and other developments that may, from time to time, require modification of the executive compensation program to ensure the program is properly structured to achieve its objectives.

         In making compensation determinations, the GNC Committee evaluates a number of factors at the end of each year, including NATCO's performance relative to our annual objectives, our performance relative to changes in the industry and each executive officer's contribution to our performance during the year. The GNC Committee does not apply any particular formula or assign any particular weight to any factors it considers in determining an executive's compensation. Instead, the committee considers all of these factors together and makes a subjective determination with respect to executive compensation. The annual base salary, bonus and stock option awards paid or awarded to our chief executive officer and our other four most highly compensated executive officers (the "Named Executive Officers") are set forth in summary form in the Summary Compensation Table included elsewhere in this proxy statement.

         Salaries. Executive officer salaries are based on a subjective evaluation considering peer company data, the executive's responsibilities, performance and length of time in the position, internal equities among positions and general economic conditions. Overall compensation is intended to be at or modestly above the median level of compensation for peer companies with which we compete for employees. To determine salary levels paid within the industry, the GNC Committee reviews various industry surveys and proxy information of our competitors and consults with independent compensation consulting firms from time to time. The GNC Committee reviews executive salaries at least annually, and makes appropriate adjustments.

         Benefits. Our benefit plans are intended to be at or modestly above the median level of benefits for peer companies with which we compete for employees. NATCO maintains a defined contribution pension plan (the 401(k) Savings Plan) covering substantially all US non-union hourly and salaried employees who have completed three months of service. Employee contributions of up to 3% of each covered employee's compensation are matched 100% by the company, with an additional 2% of covered employee's compensation matched at 50%. In addition, we may make discretionary contributions from time to time as profit sharing contributions. The GNC Committee reviews and approves all discretionary matches. No discretionary match was provided for the year ended December 31, 2003.

         Bonus Awards. Bonus awards are linked to the achievement of company-wide and individual performance goals and are designed to put a significant portion of total compensation at risk. Under the bonus plan, a bonus target is established for each executive officer and key employee based on a subjective evaluation considering peer company data and the executive officer or key employee's level of responsibility and ability to impact our success. In 2003, the individual bonus targets for executive officers ranged from 25% to 75% of salary. After a year-end review, the GNC Committee determines the amount of the annual incentive payment, if any, that will be awarded to an executive officer based on the GNC Committee's subjective evaluation of the extent to which company-wide and individual performance goals are achieved and general economic and industry conditions. The GNC Committee did not award bonuses to any executive officer in 2003.

         Stock Options. We make stock option awards under the company's stock incentive plans to align the interests of executive officers and key employees with those of stockholders. Options vest over multiple years, with an exercise price equal to the fair market value of the common stock on the date of grant. Therefore, these options will have no value unless the company's stock appreciates in value. The GNC Committee makes awards based on a subjective evaluation considering peer company data and the executive officer's or key employee's ability to impact our success. Consideration is also given to amounts, timing and vesting status of previous awards to each executive officer or key employee, total options outstanding and available under the plan, and the level and volatility of our share price and the amount of appreciation realized by the stockholders over comparable periods. During 2003, the GNC Committee made limited awards of stock options to a small number of employees for exceptional service or as part of the initial compensation package for new executive officers.

         Compensation of the Chief Executive Officer. The Chief Executive Officer's compensation primarily consists of base salary, annual incentive and long-term incentives. The GNC Committee establishes the Chief Executive Officer's pay levels and incentives in the same manner as for other executive officers described above. The company entered into a new, three-year employment agreement with Mr. Gregory in December 2002, replacing his prior employment agreement. Mr. Gregory's annual base salary for the year ended December 31, 2002 was $400,000. The GNC Committee awarded Mr. Gregory a 9% raise, to $436,000 per year, in March 2003. Mr. Gregory's target bonus was 75% in 2003. As previously noted, the GNC Committee did not award bonuses to any executive officer in 2003. No stock options were granted to Mr. Gregory in 2003 or 2002. Mr. Gregory was granted options to purchase up to 81,750 shares of common stock in 2001.

         Severance; Change of Control Agreements. At the end of 2002, the GNC Committee undertook a review of our various severance policies and employment arrangements with our executive officers, with the assistance of an independent compensation consulting firm. Based on this analysis, the GNC Committee authorized NATCO to enter into employment agreements with the Chief Executive Officer and President containing the recommended severance provisions, and authorized NATCO to enter into change in control agreements with its other executive officers. In 2003 the GNC Committee authorized NATCO to enter into change in control agreements with two newly hired executive officers.

The Governance, Nominating and Compensation Committee:

         John U. Clarke (Chairman)
         Thomas R. Bates, Jr.
         Herbert S. Winokur, Jr.

DIRECTOR COMPENSATION

         Directors who are our employees do not receive a retainer or fees for service on the Board or any of its committees. Prior to the 2003 annual meeting of stockholders, we paid our non-employee directors a quarterly fee of $6,500 and a $500 fee for attendance at Board meetings. No fees were paid for telephonic meetings or Committee meetings. During 2002, Mr. Clarke, as chairperson of the GNC Committee, undertook an extensive review of the corporate governance of NATCO at the direction of the Board of Directors and provided the Board a report on governance and the implications to NATCO of the implementation of the Sarbanes-Oxley Act of 2002. After reviewing the matter with outside counsel, the Board of Directors established the chairperson's fee for the GNC Committee at $18,000 through the 2003 annual meeting of stockholders in recognition of the substantial time requirements necessary for us to conform our corporate governance practice to these requirements. In addition, prior to 2003, non-employee directors received option grants from time to time pursuant to the company's 1998 Directors Compensation Plan.

         The GNC Committee, with the assistance of an outside compensation consultant, reviewed non-employee director compensation in 2003 and recommended a revised director compensation program comparable to that of other peer companies, which included cash, restricted stock and options. The Board approved the GNC Committee recommendation in May 2003, and the company currently pays non-employee directors or their designees a quarterly fee of $8,500 and a fee of $1,000 for attendance at each meeting of the Board and its Committees (including telephonic meetings). The Chairmen of the Audit and GNC Committees each also receive an annual chairman's fee of $5,000. Pursuant to the company's stock incentive plans, in June 2003 NATCO granted 2,500 restricted shares to each of its five non-employee directors during June 2003. These restricted shares vest 100% on June 3, 2006, but are forfeitable if service discontinues prior to this date (other than for death, disability or retirement on reaching age 68). The restrictions shall lapse automatically in the event of a change in control. NATCO will recognize expense of $85,000 related to these grants ratably over the vesting period. In addition, in June 2003 the company granted each of these non-employee directors or their designees options to purchase 2,500 shares of common stock at the fair market value on the date of grant. These options vest 100% following one year of service, on the anniversary date of their issuance. Directors also are reimbursed for reasonable out-of-pocket expenses related to the performance of their duties as directors.

EXECUTIVE OFFICER COMPENSATION

         The following table presents information concerning compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of NATCO during the years ended December 31, 2003, 2002 and 2001 (the "Named Executive Officers"):

                                                         ANNUAL COMPENSATION                        LONG-TERM COMPENSATION AWARDS
                                                         -------------------                        -----------------------------
                                                                                                       SECURITIES
           NAME AND                                                                                    UNDERLYING       ALL OTHER
      PRINCIPAL POSITION                 FISCAL YEAR       SALARY        BONUS(1)      OTHER ($)       OPTIONS (#)    COMPENSATION
      ------------------                 -----------       ------        --------      --------        ----------     ------------
Nathaniel A. Gregory ................        2003         $426,308       $316,104     $ 78,798 (2)      $     --      $ 15,806 (3)
    Chairman and Chief Executive             2002          400,000        216,523       78,875 (2)            --         8,966 (4)
        Officer                              2001          394,231        191,842       71,299 (2)        81,750        11,778 (5)

Patrick M. McCarthy..................        2003          293,087        166,133        1,473                --        15,161 (3)
    Director and President                   2002          275,000            --            --                --        10,511 (4)
                                             2001          277,177        137,030           --            56,300         9,432 (5)

C. Frank Smith.......................        2003          228,039        107,299        3,297            10,000        14,469 (3)
    Executive Vice President                 2002          220,000         84,229        2,783                --         6,207 (4)
                                             2001          200,000         83,532           --            48,300        11,220 (5)

Robert A. Curcio.....................        2003          206,790         68,291          271                --        14,270 (3)
     Senior Vice President --                2002          197,430         54,875        3,702                --        11,270 (4)
      Technology and Product                 2001          189,999         56,689           --            28,350         9,243 (5)
      Development

Peter G. Michaluk (6)................        2003          175,109         69,941       21,779 (7)                      22,681 (8)
     Senior Vice President -- Europe,        2002          156,260         70,655       19,910 (7)            --        17,548 (8)
       Africa and Middle East                2001          112,239         41,531       12,398 (7)        86,350        10,983 (8)

Richard W. FitzGerald................        2003          121,154             --           --            66,667         1,888 (3)
    Senior Vice President and Chief
      Financial Officer (9)

----------------------

(1) Bonuses reported and paid in a fiscal year relate to the executive's performance in the prior fiscal year and, in 2003, also included payment of previously deferred bonus awards.

(2) Includes costs paid for lodging in Houston and the tax gross-up of related costs of $50,076 and $28,722 for 2003, respectively, $41,347 and $37,529 for 2002, respectively, and $37,040 and $34,259 for 2001, respectively.

(3) Represents (a) matching contributions made in 2003 under our 401(k) Savings Plan of $14,000 for Mr. Gregory, $14,000 for Mr. McCarthy, $14,000 for Mr. Smith, $14,000 for Mr. Curcio and $1,696 for Mr. FitzGerald and (b) life insurance premiums of $1,806, $1,161, $469, $270 and $192 for Messrs. Gregory, McCarthy, Smith, Curcio and FitzGerald, respectively.

(4) Represents (a) matching contributions made in 2002 under our 401(k) Savings Plan of $8,000 for Mr. Gregory, $9,350 for Mr. McCarthy, $5,738 for Mr. Smith and $11,000 for Mr. Curcio and (b) life insurance premiums of $966, $1,161, $469 and $270 for Messrs. Gregory, McCarthy, Smith, and Curcio, respectively.

(5) Represents (a) matching contributions made in 2001 under our 401(k) Savings Plan of $10,950 for Mr. Gregory, $8,400 for Mr. McCarthy, $10,950 for Mr. Smith and $9,075 for Mr. Curcio and (b) life insurance premiums of $828, $1,032, $270 and $168 for Messrs. Gregory, McCarthy, Smith and Curcio, respectively.

(6) Mr. Michaluk, Senior Vice President -- Europe, Africa and Middle East, began employment with us in March 2001, when the company acquired Axsia Holdings Limited.

(7) Includes a car allowance of $19,646, $18,057 and $11,064, for the years ended December 31, 2003, 2002 and 2001.

(8) Represents (a) employer contributions to the U.K. Occupational Pension Scheme on behalf of the employee of $22,681, $17,548 and $10,983, and
         (b) amounts related to private health insurance in the U.K. for this employee of $2,133, $1,853 and $1,334, for the years ended December 31, 2003, 2002 and 2001, respectively.

(9) Mr. FitzGerald, Senior Vice President and Chief Financial Officer, began employment with the company on May 28, 2003.

                            OPTION GRANTS DURING 2003

         The following table presents information concerning the grant of options during fiscal year 2003 to the Named Executive Officers to acquire our common stock under our long-term incentive plan. No stock appreciation rights were granted during 2003.


                                                            INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                            ------------------------------------------------------------------------      VALUE AT ASSUMED
                               NUMBER OF         % OF TOTAL                                             ANNUAL RATES OF STOCK
                               SECURITIES          OPTIONS            EXERCISE OR                      PRICE APPRECIATION FOR
                               UNDERLYING         GRANTED TO             BASE                                OPTION TERM
                            OPTIONS GRANTED   EMPLOYEES IN FISCAL        PRICE         EXPIRATION      ----------------------
         NAME                     (#)                YEAR              ($/SHARE)          DATE           5%             10%
--------------------------------------------  -------------------     -----------      ----------      -------       --------
C. Frank Smith                   10,000               7%                 $6.23           3/4/13        $ 39,180      $ 99,290
Richard W. FitzGerald            66,667              46%                 $6.60          5/28/13         276,715       701,250

----------------------
(1) The grant-date market value of the securities used for purposes of this calculation was equivalent to the exercise price of the options. Appreciation was calculated based on assumed rates of return and was not intended to represent expected appreciation of the company's common stock.

                       FISCAL YEAR-END 2003 OPTION VALUES

      The following table presents information concerning unexercised stock options held by the Named Executive Officers as of December 31, 2003.


                                                        NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                                                       UNDERLYING UNEXERCISED         MONEY OPTIONS AT FISCAL
                                                     OPTIONS AT FISCAL YEAR-END          YEAR-END ($) (1)
                                                    ----------------------------   -----------------------------
                    NAME                            EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
                    ----                            -----------    -------------   -----------     -------------
Nathaniel A. Gregory ........................         292,739          53,374        $441,726         $20,954
Patrick M. McCarthy .........................          94,817          28,150          12,408          12,408
C. Frank Smith ..............................          68,734          37,900         104,013          32,278
Robert A Curcio .............................          74,177          20,840           8,812           8,810
Peter G. Michaluk ...........................          43,176          43,174          10,792          10,790
Richard W. FitzGerald .......................              --          66,667              --          66,000

--------------
(1) Represents the value of option grants that were in-the-money at December 31, 2003, calculated as the market value of the underlying shares of our common stock at December 31, 2003 ($7.59 per share) minus the exercise price for the option grant.

             EQUITY COMPENSATION PLAN INFORMATION AT FISCAL YEAR-END

         Equity compensation plan information at December 31, 2003 was as follows:

                                                                                                             NUMBER OF SECURITIES
                                                                                                              REMAINING AVAILABLE
                                               NUMBER OF SECURITIES TO BE                                 FOR FUTURE ISSUANCE UNDER
                                                ISSUED UPON EXERCISE OF      WEIGHTED-AVERAGE EXERCISE    EQUITY COMPENSATION PLANS
                                             OUTSTANDING OPTIONS, WARRANTS PRICE OF OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
              PLAN CATEGORY                           AND RIGHTS (a)           WARRANTS AND RIGHTS (b)      REFLECTED IN COLUMN (a))
------------------------------------------   ----------------------------- ----------------------------- ---------------------------
Equity compensation plans approved by
      securityholders(1) ..................            1,997,839                       $8.20                     283,195
Equity compensation plans not approved by
      securityholders .....................                   --                          --                          --
                                                       ---------                       -----                     -------
      Total(1) ............................            1,997,839                       $8.20                     283,195

------------------

(1)Includes 12,500 shares of restricted stock awarded to non-management directors on June 3, 2003. These restricted shares vest 100% on June 3, 2006, but are forfeitable if service discontinues prior to this date (other than for death, disability or retirement on reaching age 68). The restrictions shall lapse automatically in the event of a change in control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOANS TO EXECUTIVE OFFICERS

         Under the terms of an employment agreement in effect prior to 1999, we loaned our Chief Executive Officer $1.2 million in July 1999 to purchase 136,832 shares of common stock. During February 2000, after we completed the initial public offering of our Class A common stock, also pursuant to the terms of that employment agreement, we paid this executive officer a bonus equal to the principal and interest accrued under this note arrangement and recorded compensation expense of $1.3 million. The officer used the proceeds of this settlement, net of tax, to repay the company approximately $665,000. In addition, on October 27, 2000, our Board of Directors agreed to provide a full recourse loan to this executive officer to facilitate the exercise of certain outstanding stock options. The amount of the loan was equal to the cost to exercise the options plus any personal tax burdens that resulted from the exercise. The maturity of these loans was July 31, 2003, and interest accrued at rates ranging from 6% to 7.8% per annum. As of June 30, 2002, the outstanding principal and interest on these notes receivable totaled $3.4 million. Effective July 1, 2002, the notes were reviewed by our board and amended to extend the maturity dates to July 31, 2004, and to require interest to be calculated at an annual rate based on the London Inter-Bank Offered Rate ("LIBOR") plus 300 basis points, adjusted quarterly, applied to the notes balances as of June 30, 2002, including previously accrued interest. As of March 31, 2004, the outstanding principal and interest due from this officer under these notes was approximately $3.6 million. These loans, which were made on a full recourse basis in prior periods to facilitate direct ownership in our common stock, are currently subject to and in compliance with provisions of the Sarbanes-Oxley Act of 2002.

         As previously agreed in 2001, we loaned our President $216,000 on April 15, 2002, under a full-recourse note arrangement which accrues interest at 6% per annum and matured on July 31, 2003. The funds were used to pay the exercise cost and personal tax burdens associated with the stock options exercised during 2001. Effective July 1, 2002, the note was amended to extend the maturity date to July 31, 2004, and to require interest to be calculated at an annual rate based on LIBOR plus 300 basis points, adjusted quarterly, applied to the note balance as of June 30, 2002, including previously accrued interest. As of March 31, 2004, the outstanding principal and interest on the note was approximately $236,000. This loan, which was made on a full recourse basis to facilitate direct ownership in our common stock, is currently subject to and in compliance with provisions of the Sarbanes-Oxley Act of 2002.

CERTAIN BUSINESS RELATIONSHIPS

         We pay Capricorn Management G.P., an affiliate company of Capricorn Holdings, Inc., for administrative services, which include office space and parking in Connecticut for our Chief Executive Officer, reception, telephone, computer services and other normal office support relating to that space. Mr. Herbert S. Winokur, Jr., one of our directors, is the Chairman and Chief Executive Officer of Capricorn Holdings, Inc., and the Managing Partner of Capricorn Holdings LLC, which is the general partner of Capricorn Investors II, L.P., a private investment partnership, and directly or indirectly controls approximately 31% of our outstanding common stock. In addition, our Chief Executive Officer, Mr. Gregory, is a non-salaried member of Capricorn Holdings LLC. Capricorn Investors II, LP controls approximately 19% of our common stock. Fees paid to Capricorn Management for these administrative services totaled $115,000, $115,000 and $85,000 for the years ended December 31, 2003, 2002 and
2001, respectively. Commencing October 1, 2001, the fee increased to $28,750 quarterly due primarily to an upward adjustment in Capricorn Management's underlying lease for the office; this increase was reviewed and approved by the Audit Committee of our Board of Directors. The arrangement is terminable by either party on 90 days' notice.

         We recorded revenues of $91,000 for the year ended December 31, 2003, related to equipment sold to the Wiser Oil Company. One of our Directors, Mr. Hickox, is the Chief Executive Officer of Wiser Oil Company. These sales constituted less than one percent of NATCO's consolidated gross revenues. NATCO did not purchase any equipment from Wiser Oil Company during 2003.

         We recorded revenues of $859,000 for the year ended December 31, 2003, related to equipment sold to The Houston Exploration Company, a publicly traded oil and gas exploration and production company. One of our Directors, Mr. Clarke, is a director of The Houston Exploration Company.

EMPLOYMENT, TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

         Mr. Gregory serves as our Chairman and Chief Executive Officer under an employment agreement entered into in December 2002, which replaced his prior employment agreement. The current agreement is for a term of three years unless sooner terminated by Mr. Gregory or by us in accordance with its terms. The agreement automatically extends for additional one-year periods unless we notify Mr. Gregory 90 days prior to the termination date of the agreement that we do not wish to renew the agreement. Under his agreement, Mr. Gregory is entitled to receive an annual salary (currently $436,000), and is eligible for an annual bonus with a target award of 75% of Mr. Gregory's base salary based on our financial performance and certain other criteria as are determined annually by our Board of Directors, and such additional bonus payments as the Board may determine in its sole discretion. He is also entitled to participate in our fringe benefit and insurance plans and to reimbursement of certain living and other expenses.

         If, prior to a change in control, we terminate Mr. Gregory's employment for any reason other than cause, or Mr. Gregory terminates his employment for good reason (as defined in the agreement), Mr. Gregory will be entitled to severance pay in accordance with any severance plan or policy that we may then have in effect and any bonus compensation earned under the bonus plan that has previously been deferred under the bonus plan. If, during the 36-month period following a change in control, Mr. Gregory terminates his employment agreement for good reason or we terminate Mr. Gregory, other than for cause, Mr. Gregory will be entitled to salary and accrued vacation through the date of termination, annual bonus earned through the date of termination, three times his base salary and target bonus in effect at the time of notice of termination or of a change in control, whichever is greater; continuation of health, dental and life insurance benefit for a period of three years following the date of termination; and all deferred bonus compensation under the bonus plan. In addition, Mr. Gregory's stock options shall immediately vest on the date of a change in control and the period for exercising certain of these options may be extended.

         Mr. McCarthy serves as our President under an employment agreement entered into in December 2002. The terms of Mr. McCarthy's employment agreement are substantially similar to those of Mr. Gregory under his employment agreement, except that, under Mr. McCarthy's agreement, he is entitled to receive an annual salary (currently $300,000), and is eligible for an annual bonus with a target award of 60% of Mr. McCarthy's base salary, based on our financial performance and certain other criteria which are determined annually by our Board of Directors, and such additional bonus payments as the Board may determine in its sole discretion. If, during the 36-month period following a change in control, Mr. McCarthy terminates his employment agreement for a good reason (as defined in the agreement) or we terminate Mr. McCarthy other than for cause, Mr. McCarthy will be entitled to the same payment, benefits and treatment of his stock options as described above for Mr. Gregory, except that the payment for his base salary shall be two times his base salary in effect at the time of notice of termination or change in control, whichever is greater. Mr. McCarthy also will be entitled to receive a payment equal to one year of his base salary in exchange for an agreement not to compete with the company.

         In December 2002, we entered into Senior Management Change in Control Agreements with our executive officers, including the other named executive officers. Substantially similar agreements were entered into with Mr. FitzGerald and Katherine Ellis, our general counsel, in August 2003. These agreements are for an initial term of three years, but renew for successive one-year periods unless terminated earlier as provided in the agreement. If, during the 24-month period following a change in control, the executive's employment is terminated by us other than for cause, or by the executive for good reason (as defined in the respective agreements), we are obligated to pay the executive's salary and accrued vacation through the date of termination, annual bonus earned through the date of termination, an amount equal to the product of two times the executive's base salary at the time of termination or of notice of a change in control, whichever is greater, and continuation of health, dental and life insurance benefits for a period of two years following the date of termination. These payments are in lieu of any other severance to which the executive may be entitled under other severance arrangements of the company, and are in addition to any stock options of the executive. These stock options shall vest immediately upon the occurrence of a change in control, and certain of these options may have extended exercise periods.

         For purposes of the above-referenced employment and change in control agreements, the extent that any benefit, payment or distribution by the company under the agreement would be subject to the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, then such amount will be reduced to the extent necessary to avoid the imposition of the excise tax.

         Compensation policies in the event of a change in control are reviewed regularly to ensure that the policies reflect terms and conditions consistent with those adopted by comparable companies and that are in our best interests. The Board of Directors or the GNC Committee may change such policies as the facts and circumstances dictate.

                                PERFORMANCE GRAPH

         The following performance graph compares the total stockholder return on our common stock, assuming a $100 investment on the date of inception, to the total return on the Standard & Poor's 500 Stock Index and Philadelphia OSX Index, an index of oil and gas related companies which represents an industry composite of the company's peer group, for the period beginning January 28, 2000 through March 31, 2004.

                                  [LINE GRAPH]

                      Amount                                      Projected Market Values
                     Invested   --------------------------------------------------------------------------------------
                     1/28/00    12/29/00          12/31/01            12/31/02            12/31/03             3/31/04
----------------------------------------------------------------------------------------------------------------------
NATCO                  $100      $ 83               $ 70                $ 63                 $ 76               $ 73
S&P 500                 100        94                 82                  63                   80                 81
OSX                     100       149                104                 103                  112                123

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Securities Exchange Act of 1934 requires our executive officers and directors, among others, to file certain beneficial ownership reports with the Securities and Exchange Commission. During 2003, Mr. Bates submitted one late filing related to his election as a director of the company, which occurred on March 25, 2003 and was reported on May 2, 2003; and Lime Rock Partners II, LP submitted one late filing related to the issuance of the company's Series B Convertible Preferred Stock, which occurred on March 25, 2003 and was reported on April 25, 2003.

                           ANNUAL REPORT ON FORM 10-K

         WE ARE MAILING YOU A COPY OF NATCO GROUP INC.'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITH THIS PROXY STATEMENT. ADDITIONAL COPIES ARE AVAILABLE AND WILL BE FURNISHED PROMPTLY, WITHOUT CHARGE, ON WRITTEN OR ORAL REQUEST BY STOCKHOLDERS, VIA FIRST-CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. MAIL REQUESTS TO INVESTOR RELATIONS DEPARTMENT, NATCO GROUP INC., 2950
N. LOOP WEST, SUITE 700, HOUSTON, TEXAS 77092, OR TELEPHONE AT 713-683-9292. OUR SEC FILINGS, INCLUDING OUR 2003 ANNUAL REPORT ON FORM 10-K, ARE AVAILABLE ON OUR WEBSITE, WWW.NATCOGROUP.COM UNDER INVESTOR RELATIONS/SEC FILINGS, OR ON THE SECURITIES AND EXCHANGE COMMISSION WEBSITE, WWW.SEC.GOV.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 2005 annual meeting of stockholders must be received by us at our principal executive office by December 20, 2004, in order for such proposals to be included in our proxy statement and form of proxy. Stockholders submitting such proposals are requested to address them to the Secretary, NATCO Group Inc., 2950 North Loop West, Suite 700, Houston, Texas 77092.

         In addition, our bylaws provide that only such business as is properly brought before the 2005 annual meeting of stockholders will be conducted. For business to be properly brought before the meeting or nominations of persons for election to the Board of Directors to be properly made at the annual meeting by a stockholder, notice must be received by the Corporate Secretary at the company's offices not later than the close of business on the 40th day prior to the annual meeting. The notice to the company must also provide (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the company's books, of the stockholder proposing such business, (c) the class and number of shares of the company that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. The stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, with respect to stockholder proposals. A copy of the bylaws may be obtained upon written request to the Corporate Secretary at the address on the first page of this proxy statement.

                ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND
          RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors,

                                          /s/ Katherine P. Ellis
                                          ------------------------------------
                                          Katherine P. Ellis
                                            Senior Vice President, Secretary &
                                            General Counsel

April 24, 2004

                                                                      APPENDIX A

                                NATCO GROUP INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.       PURPOSE

         The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for monitoring: the integrity of the Company's financial statements and financial reporting process, the Company's compliance with legal and regulatory requirements, the independence and continuing qualifications of the external auditor (the Independent Auditor), and the performance of the Company's internal audit function and Independent Auditors. In addition, the Audit Committee shall prepare the Audit Committee Report to be included in the Company's annual proxy statement. Consistent with this purpose, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee shall have sole, direct authority to:

                  - Appoint and/or terminate the Independent Auditor, subject to shareholder ratification, which shall report directly to the Audit Committee.

                  - Determine all compensations/fees to be paid to the Independent Auditor.

                  - Oversee the execution of the Independent Auditor's duties and responsibilities. The Audit Committee shall resolve any disagreements between management and the Independent Auditor regarding financial reporting.

                  -        Evaluate the performance of the Independent Auditor.

                  - Pre-approve all auditing services all non-audit services (and related fees) to be provided by the Independent Auditor, subject to the de minimus exceptions of the Exchange Act. Pre-approval authority may be delegated to one or more members of the Committee.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be composed of three or more directors who meet the independence and experience requirements of the New York Stock Exchange, the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission"). The Board, upon recommendation of the Governance, Nominating and Compensation Committee, shall establish the number of members and conformity with such independence and experience requirements. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and it is highly desirable that at least one member be an "audit committee financial expert" (as defined in the rules and regulations of the Commission. Other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee, a Committee member is expressly prohibited from receiving any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, except as otherwise may be permitted by NYSE listed company requirements. Audit Committee members shall not serve simultaneously on the Audit Committees of more than two other public companies.

         The members of the Committee shall be elected by the Board, upon the recommendation of the Governance, Nominating and Compensation Committee, at the Annual Meeting of the Board or until their successors shall be duly elected and qualified. The Board shall designate a Chair. The Board shall fill vacancies occurring in the Audit Committee membership as promptly as practicable in accordance with the bylaws of the Company. The Board may change the membership of the Audit Committee at any time.

         Subject to the restrictions imposed by Section I above, the Audit Committee may form and delegate authority to subcommittees of the Audit Committee, consisting of one or more members of the Audit Committee, when appropriate, provided that the decisions of such subcommittee shall be reported to the full Audit Committee at its next scheduled meeting.

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III.        MEETINGS

         The Committee shall meet no less than quarterly, or more frequently as circumstances dictate. The Committee shall meet no less than quarterly with management, the internal auditors and the Independent Auditor in separate executive sessions. A quorum shall constitute a majority of the members of the Committee.

         - Effective agendas, with input from management and other Board members, shall be circulated to Committee members and relevant management personnel with background information on a timely basis.

         - Minutes of each meeting shall be prepared by the Secretary of the Company (on behalf of the Committee), reviewed by the Chair, the Committee and made available to the Board.

         Financial, accounting and operating personnel and such others, including outside counsel, the Independent Auditor and the internal auditors (or any outside auditor performing the function of an internal audit department) (in either case, the "Internal Auditor"), as may be appropriate to provide information to the Committee, shall attend meetings upon the invitation of the Committee Chair.

IV.         RESPONSIBILITIES AND DUTIES

         The oversight duties and responsibilities of the Audit Committee shall include, without limitation:

         Financial Statements and Disclosure Matters

         1. Review and discuss with management and the Independent Auditor, as necessary, the Company's annual audited financial statements prior to the filing of its Form 10-K, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" therein, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

         2. Review and discuss with management and the Independent Auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" therein and the results of the Independent Auditor's review of the quarterly financial statements.

         3. Discuss with management and the Independent Auditor, as necessary, significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

         4. Review and discuss reports from the Independent Auditor in accordance with the instructions of the Audit Committee on:

                           a. All critical accounting policies and practices to be used.

                           b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor.

                           c. Other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.

                           d. Any material disagreements on accounting treatment or judgments within the Independent Auditors.

         5. Discuss with management the Company's earnings press releases prior to public release, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not precede each earnings release or each instance in which the Company provides such guidance.

         6. Discuss with management and the Independent Auditor the effects of legal, regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

         7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

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         8.       Discuss with the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

         9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process of the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

         Oversight of the Company's Relationship with the Independent Auditor

         10.      Review and evaluate the lead partner of the Independent
                  Auditor team.

         11. Obtain and review a report from the Independent Auditor at least annually regarding (a) the Independent Auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the Independent Auditor and the Company. Evaluate the qualifications, performance and independence of the Independent Auditor, including considering whether the Auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the Auditor's independence, and taking into account the opinions of management and the Internal Auditor. The Audit Committee shall present its conclusions with respect to the Independent Auditor to the Board.

         12. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the Independent auditing firm on a regular basis.

         13. Set the Company's hiring policies for employees or former employees of the Independent Auditor.

         14. Discuss with the national office of the Independent Auditor, as necessary, issues on which the Company's audit team consulted them and matters of audit quality and consistency.

         15. Meet with the Independent Auditor to discuss the planning and staffing of the audit program.

                  Oversight of the Company's Internal Audit Function

         16. To review the appointment and replacement of the senior executive of the internal audit department or, at the discretion of the Board, select and contract with an outside auditor (other than the Independent Auditor) to perform the function of the Internal Auditor and to review, with the CFO, or such others as the committee deems appropriate, the company's internal system of audit and financial controls and the results of internal audits. The senior executive of the internal audit department (or any outside auditor performing the function of an internal auditing department) shall report directly to the Audit Committee, and the Audit Committee shall direct the scope and duties of the internal audit function.

         17. To review the regular reports to management prepared by the Internal Auditor and management's responses.

         18. To discuss with the Independent Auditor and management the responsibilities, budget and staffing of the Internal Auditor, and any recommended changes in the planned scope of the internal audit.

                  Compliance Oversight Responsibilities

         19. Obtain from the Independent Auditor assurance that no facts or circumstances have come to their attention, during the course of the audit or otherwise, that would require the responses to audit discoveries contained in Section 10A(b) of the Exchange Act.

         20. Obtain reports from management, the Company's Internal Auditor and the Independent Auditor that the Company and its subsidiary/foreign-affiliated entities are in conformity with applicable legal requirements and the Company's Business Ethics Policies and related policies. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and the Company's Business Conduct Policies and related policies.

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         21.      Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         22. Discuss with management and the Independent Auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

         23. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

         24. Obtain from the Company's General Counsel assurance that no facts or circumstances have come to the attention of the General Counsel or members of his or her staff of a material violation of an applicable US federal or state securities law, a material breach of fiduciary duty arising under a US federal or state securities law or a similar material violation of any US federal or state law by the Company or any director, officer, employee or agent of the Company.

                  General

         25. To report regularly to the Board of Directors on matters that come before the Committee, including without limitation on any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Independent Auditors or the performance of the internal audit function.

         26. To perform any other activities consistent with this Charter, the Company's Restated Certificate of Incorporation, and Bylaws (each as may be amended), the rules of the New York Stock Exchange applicable to domestic listed companies, and governing law as the Audit Committee or the Board deems necessary or appropriate.

V.       ACCESS TO EXPERTS; FUNDING

         The Committee shall have the authority to hire independent legal, accounting or other outside advisors, independent of management, as the Committee deems necessary to carry out its duties. The Committee shall have sole authority to approve fees and retention terms. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Independent Auditor and to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

VI.      REPORTING/AUTHORITY

         The Committee shall have the authority to investigate matters of interest to the Committee. All employees shall cooperate as requested by the Committee. The Committee shall have full access to all Company records.

         Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for auditing the financial statements. The Audit Committee's responsibility is to monitor and review these processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with generally accepted accounting principles.

         The Audit Committee, with the assistance of the Governance, Nominating and Compensation Committee, will annually evaluate the effectiveness of the Committee and make recommendations for changes, if any, to the Board, to improve performance of the Committee. In addition, the Audit Committee will annually submit itself to the review and evaluation of the Board. This Charter shall be reviewed and reassessed annually by the Audit Committee and may be modified from time-to-time at the sole discretion of the Board of Directors.

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                                                                      APPENDIX B

                                NATCO GROUP INC.
                            2004 STOCK INCENTIVE PLAN

1.       BACKGROUND; PURPOSE OF THE PLAN

         1.1 BACKGROUND AND EFFECT OF THE PLAN. The NATCO Group Inc. 2004 Stock Incentive Plan (the "Plan") was adopted by the Board of Directors of NATCO Group Inc., a Delaware corporation (the "Company"), on April 6, 2004, subject to its approval by the stockholders at the Company's 2004 Annual Meeting of Stockholders. No Awards may be granted under the Plan prior to its approval by the stockholders of the Company. If this Plan is not so approved by the stockholders, then no Awards shall be granted under the Plan.

         1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant or Director as provided in this Plan.

2.       DEFINITIONS

The following definitions shall be applicable throughout the Plan:

"AFFILATE" means any corporation, partnership, limited liability company, partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

"AWARD" means, individually or collectively, any Option, Restricted Stock Award, Performance Award or Phantom Stock Award.

"BOARD" means the Board of Directors of the Company.

"CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

"COMMITTEE" means a committee of the Board that is selected as provided in Paragraph 4.1.

"COMMON STOCK" means the common stock, par value $0.01 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 11.

"COMPANY" means NATCO Group Inc., a Delaware corporation.

"CONSULTANT" means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

"CORPORATE CHANGE" shall have the meaning assigned to such term in Paragraph
11.3.

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"DIRECTOR" means an individual elected to the Board by the stockholders of the
Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

An "EMPLOYEE" means any person (including a Director) in an employment relationship with the Company or any Affiliate.

"FAIR MARKET VALUE" means, as of any specified date, the mean of the high and low sales prices of the Common Stock reported by (i) the National Market System or NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

"INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of
Section 422 of the Code.

"1934 ACT" means the Securities Exchange Act of 1934, as amended.

"OPTION" means an Award granted under Paragraph 7 and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

"OPTION AGREEMENT" means a written agreement between the Company and a Participant with respect to an Option.

"PARTICIPANT" means an employee, Consultant or Director who has been granted an Award.

"PERFORMANCE AWARD" means an Award granted under Paragraph 9.

"PERFORMANCE AWARD AGREEMENT" means a written agreement between the Company and a Participant with respect to Performance Awards.

"PHANTOM STOCK AWARD" means an Award granted under Paragraph 10.

"PHANTOM STOCK AWARD AGREEMENT" means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

"PLAN" means the NATCO Group Inc. 2004 Stock Incentive Plan, as amended from time to time.

"RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

"RESTRICTED STOCK AWARD" means an Award granted under Paragraph 8.

"RULE 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

"STOCK APPRECIATION RIGHT" shall have the meaning assigned to such term in Paragraph 7.4.

3.       DURATION OF THE PLAN

No Awards may be granted under the Plan after 10 years from the date this Plan is adopted by the Board of Directors. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired,

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all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards and Phantom Stock Awards have been satisfied or expired.

4.       ADMINISTRATION

         4.1 COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term "outside directors" as used in Section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term "Non-Employee Director" as defined in Rule 16b-3).

         4.2 POWERS. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option or Restricted Stock Award, the number of shares subject to or the value of each Performance Award, and the value of each Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants or Directors, their present and potential contribution to the Company's success and such other factors as the Committee in its sole discretion shall deem relevant.

         4.3 ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on these matters shall be conclusive.

5.       SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

         5.1 SHARES SUBJECT TO THE PLAN AND AWARD LIMITS. Subject to adjustment in the same manner as provided in Paragraph 11 with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 600,000 shares. Shares shall be deemed to have been issued under the Plan only
(i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award denominated in shares of Common Stock is settled in cash. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options, Restricted Stock Awards and Performance Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 100,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph 11 with respect to shares of Common Stock subject to Options then outstanding), and the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $1,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

         5.2 GRANT OF AWARDS. The Committee may from time to time grant Awards to one or more employees, Consultants or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

         5.3 STOCK OFFERED. Subject to the limitations set forth in Paragraph 5.1, the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously

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issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

6.       ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees, Consultants or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award or any combination thereof.

7.       STOCK OPTIONS

         7.1 OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant.

         7.2 LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

         7.3 SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative.

         7.4 OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship or
(iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefore ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefore in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable); provided, however, that, except as provided in Paragraph 11, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

         7.5 OPTION PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph 11, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

         7.6 SHAREHOLDER RIGHTS AND PRIVILEGES. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant's name.

         7.7 OPTIONS AND RIGHTS IN SUBSTITUTION FOR OPTIONS GRANTED BY OTHER EMPLOYERS. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become employees, Consultants or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

8.       RESTRICTED STOCK AWARDS

         8.1 FORFEITURE RESTRICTIONS TO BE ESTABLISHED BY THE COMMITTEE. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on
(1) the price of a share of Common Stock, (2) the Company's earnings per share,
(3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation and/or amortization of the Company or any business unit of the Company designated by the Committee,
(10) the economic value added, (11) the return on stockholders' equity achieved by the Company or (12) the total stockholders' return achieved by the Company;
(ii) the Participant's continued employment with the Company or continued service as a Consultant or Director for a specified period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee, and may, if approved by the Committee, provide for Forfeiture Restrictions to lapse upon the occurrence of a Corporate Change.

         8.2 OTHER TERMS AND CONDITIONS. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

         8.3 PAYMENT FOR RESTRICTED STOCK. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

         8.4 COMMITTEE'S DISCRETION TO ACCELERATE VESTING OF RESTRICTED STOCK AWARDS. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Paragraph 8.4 may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Paragraph 8.4, the Committee may not take any action described in this Paragraph
8.4 with respect to a Restricted Stock Award that has been granted to a "covered employee" (within the meaning of Treasury Regulation Section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

         8.5 RESTRICTED STOCK AGREEMENTS. At the time any Award is made under this Paragraph 8, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Paragraph 8.4, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not consistent with the provisions of this Plan.

9.       PERFORMANCE AWARDS

         9.1 PERFORMANCE PERIOD. The Committee shall establish, with respect to and at the time of each Performance Award, the number of share of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

         9.2 PERFORMANCE MEASURES. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company of any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon
(1) the price of a share of Common Stock, (2) the Company's earnings per share,
(3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee,
(10) the economic value added, (11) the return on stockholders' equity achieved by the Company, (12) the total stockholders' return achieved by the Company or
(13) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.

         9.3 AWARDS CRITERIA. In determining the value of Performance Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant's Performance Award during the performance period.

         9.4 PAYMENT. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date.

         9.5 TERMINATION OF AWARD. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.

         9.6 PERFORMANCE AWARD AGREEMENTS. At the time any Award is made under this Paragraph 9, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

10.      PHANTOM STOCK AWARDS

         10.1 PHANTOM STOCK AWARDS. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.

         10.2 AWARD PERIOD. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

         10.3 AWARDS CRITERIA. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

         10.4 PAYMENT. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

         10.5 TERMINATION OF AWARD. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director of the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

         10.6 PHANTOM STOCK AWARD AGREEMENTS. At the time any Award is made under this Paragraph 10, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

11.      RECAPITALIZATION OR REORGANIZATION

         11.1 NO EFFECT ON RIGHT OR POWER. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         11.2 SUBDIVISION OR CONSOLIDATION OF SHARES; STOCK DIVIDENDS. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

         11.3 RECAPITALIZATIONS AND CORPORATE CHANGES. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity),
(ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to in this Plan as a "Corporate Change"), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution of such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual
Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Paragraph 11.4 (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

         11.4 CHANGE OF CONTROL VALUE. For the purposes of clause (2) in Paragraph 11.3, the "Change in Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Paragraph 11.4 or Paragraph 11.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

         11.5 OTHER CHANGES IN COMMON STOCK. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph 11, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Performance Awards and Phantom Stock Awards as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value of such Performance Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.

         11.6 STOCKHOLDER ACTION. Any adjustment provided for in the above subparagraphs shall be subject to any required stockholder action.

         11.7 NO ADJUSTMENTS UNLESS OTHERWISE PROVIDED. Except as expressly provided elsewhere in this Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

12.      AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (i) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan, or (ii) amend or delete the final sentence of Paragraph 7.4.

13       MISCELLANEOUS

         13.1 NO RIGHT TO AN AWARD. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award or a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

         13.2 NO EMPLOYMENT/MEMBERSHIP RIGHTS CONFERRED. Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

         13.3 OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

         13.4 NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

         13.5 RESTRICTIONS ON TRANSFER. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph 7.3) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to an qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or (iii) with the consent of the Committee.

         13.6 GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

                                      PROXY

                                NATCO GROUP INC.
                         2950 NORTH LOOP WEST, SUITE 700
                                HOUSTON, TX 77092

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Katherine P. Ellis and Richard W. FitzGerald, and each of them, with full power of substitution to vote the shares of NATCO Group Inc. Common Stock which the undersigned may be entitled to vote, and with all power the undersigned would possess, if personally present at the annual meeting of stockholders of NATCO Group Inc. to be held at the Sheraton Houston Brookhollow Hotel, 3000 North Loop West, Houston, Texas on the 15th day of June 2004, at 9:00 a.m. local time, and any adjournment thereof.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU DO NOT SPECIFY A CHOICE ON THIS PROXY, THE PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY NAMED IN THE PROXY STATEMENT AND FOR THE APPROVAL OF THE 2004 STOCK INCENTIVE PLAN DESCRIBED IN THE PROXY STATEMENT. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE - NO BOXES NEED TO BE CHECKED.

                    (TO BE DATED AND SIGNED ON REVERSE SIDE.)

    ------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
    ------------------------------------------------------------------------


    ------------------------------------------------------------------------

                                                      Please mark here
                                                    for address change       [ ]
                                                           or comments
                                                      SEE REVERSE SIDE

1. Proposal to elect two Class III members of the Board of Directors to hold office for three-year terms expiring at the annual meeting of the stockholders in 2007, and until their respective successors have been duly elected and qualified.

For all nominees listed to the      Withhold authority to vote     Nominees:
right (except as marked to the      for all nominees listed to     Nathaniel A. Gregory,
contrary)        [ ]                the right        [ ]           Herbert S. Winokur, Jr

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. To ratify the appointment of KPMG LLP, as independent accountants for the year ending December 31, 2004.

         FOR  [ ]             AGAINST  [ ]             ABSTAIN  [ ]

3.       Proposal to approve the 2004 Stock Incentive Plan.

         FOR  [ ]             AGAINST  [ ]             ABSTAIN  [ ]

4. In their discretion the proxies are authorized to vote upon such other business as may properly come before this meeting.

                                        Dated:____________________________, 2004

                                        __________________________________
                                        Signature
                                        __________________________________
                                        Signature

                                        (Please sign exactly and as fully as
                                        your name appears on your stock
                                        certificate. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)

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